                                                   Three Months Ended               Six Months Ended
                                                        June 30,                        June 30,
(Dollars in thousands, except EPS data)            1998          1997              1998          1997
----------------------------------------------------------------------------------------------------------
Basic Earnings Per Share

   Net (loss) income                             $ ( 4,902)      $  7,224         $  3,349       $ 14,214
                                                 ==========    ===========      ===========    ===========

   Weighted average number of common
   and common equivalent shares:                 15,376,416    15,372,288       15,374,535     15,345,926
   ---------------------------------------

   Basic earnings per share                      $   ( 0.32)   $     0.47       $     0.22     $     0.92
                                                 ===========   ===========      ===========    ===========


Diluted Earnings Per Share

   Net income                                    $  ( 4,902)   $    7,224       $    3,349     $   14,214
                                                 ===========   ===========      ===========    ===========

   Weighted average number of common
   and common equivalent shares:
   ----------------------------------

        Average no. of shares outstanding        15,376,416    15,372,288       15,374,535     15,345,926

        Net effect of dilutive stock options
        based on treasury stock method &
        Fidelity additional shares                  143,616        65,156           51,656         65,304

    Total average shares:                        15,520,032    15,437,444       15,426,191     15,410,230
                                                 ===========   ===========      ===========    ===========

   Diluted earnings per share                    $    (0.32)   $     0.47       $     0.22     $     0.92
                                                 ===========   ===========      ===========    ===========

